Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2022 RESULTS

First Quarter 2022 Highlights
◾
Net sales increase 22.2% to record $925.4 million on 22.1% higher organic sales

◾
Record Operating income margin of 17.4%; Record Adjusted operating income margin of 17.6%

◾
EPS increases 73.2% to record $2.13; Adjusted EPS increases 53.3% to record $2.10

◾
ROIC increases 610 basis points to 25.0%

◾
Returned $137.9 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, April 28, 2022 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2022 net income of $126.0 million, or diluted earnings per share (EPS) of $2.13, which includes special item after-tax net gains of $1.3 million, or $0.03 EPS. This compares with prior year period net income of $74.2 million, or $1.23 EPS, which included special item after-tax charges of $8.6 million, or $0.14 EPS. Excluding these items, first quarter 2022 Adjusted net income was $124.7 million, or $2.10 Adjusted EPS. This compares with Adjusted net income of $82.8 million, or $1.37 Adjusted EPS, in the prior year period.

First quarter 2022 sales increased 22.2% to $925.4 million from a 22.1% increase in organic sales and a 4.6% benefit from acquisitions, partially offset by 4.4% unfavorable foreign exchange. Operating income for the first quarter 2022 was $161.2 million, or 17.4% of sales, including special item charges of $1.9 million. This compares with operating income of $103.9 million, or 13.7% of sales, in the prior year period. Excluding special items, Adjusted operating income was $163.1 million, or 17.6% of sales, as compared with $109.2 million, or 14.4% of sales, in the prior year period.

“We achieved record first quarter sales, adjusted operating income margin, and adjusted EPS performance despite challenging operating conditions; demonstrating the resilience of our business and the benefits of our strategic initiatives,” stated Christopher L. Mapes, Lincoln’s Chairman, President and Chief Executive Officer. “Solid demand trends, diligent execution and productivity offset market headwinds and a difficult prior year comparison. Given dynamic market and supply chain challenges, we continue to monitor conditions and are responding as necessary to ensure Lincoln Electric is well-positioned to advance and generate superior value through this portion of the cycle.”

Webcast Information

A conference call to discuss first quarter 2022 financial results will be webcast live today, April 28, 2022, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 6859906. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2022 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading material science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 56 manufacturing locations in 19 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2022 RESULTS

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share (“Adjusted EPS”), Organic sales, Cash conversion and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$925,448	100.0%	$757,021	100.0%	$168,427	22.2%
Cost of goods sold	595,671	64.4%	503,254	66.5%	(92,417)	(18.4)%
Gross profit	329,777	35.6%	253,767	33.5%	76,010	30.0%
Selling, general & administrative expenses	166,686	18.0%	145,676	19.2%	(21,010)	(14.4)%
Rationalization and asset impairment charges	1,885	0.2%	4,163	0.5%	2,278	54.7%
Operating income	161,206	17.4%	103,928	13.7%	57,278	55.1%
Interest expense, net	6,198	0.7%	5,359	0.7%	(839)	(15.7)%
Other income (expense)	4,634	0.5%	(1,416)	(0.2)%	6,050	427.3%
Income before income taxes	159,642	17.3%	97,153	12.8%	62,489	64.3%
Income taxes	33,611	3.6%	23,020	3.0%	(10,591)	(46.0)%
Effective tax rate	21.1%		23.7%		2.6%
Net income including non-controlling interests	126,031	13.6%	74,133	9.8%	51,898	70.0%
Non-controlling interests in subsidiaries’ income (loss)	1	—	(44)	—	45	102.3%
Net income	$126,030	13.6%	$74,177	9.8%	$51,853	69.9%

Basic earnings per share	$2.15		$1.24		$0.91	73.4%
Diluted earnings per share	$2.13		$1.23		$0.90	73.2%
Weighted average shares (basic)	58,606		59,642
Weighted average shares (diluted)	59,272		60,299

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2022	December 31, 2021
Cash and cash equivalents	$154,373	$192,958
Accounts receivable, net	516,231	429,074
Inventories	599,781	539,919
Total current assets	1,427,833	1,289,593
Property, plant and equipment, net	511,873	511,744
Total assets	2,736,344	2,592,307
Trade accounts payable	369,415	330,230
Total current liabilities	927,652	755,905
Short-term debt (1)	150,560	52,730
Long-term debt, less current portion	715,032	717,089
Total equity	863,060	863,909

Operating Working Capital	March 31, 2022	December 31, 2021
Average operating working capital to Net sales (2)	18.6%	16.3%

Invested Capital	March 31, 2022	December 31, 2021
Short-term debt (1)	$150,560	$52,730
Long-term debt, less current portion	715,032	717,089
Total debt	865,592	769,819
Total equity	863,060	863,909
Invested capital	$1,728,652	$1,633,728

Total debt / invested capital	50.1%	47.1%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2022	2021
Operating income as reported	$161,206	$103,928
Special items (pre-tax):
Rationalization and asset impairment charges (2)	1,885	4,163
Acquisition transaction costs (3)	—	1,113
Adjusted operating income (1)	$163,091	$109,204
As a percent of total sales	17.6%	14.4%

Net income as reported	$126,030	$74,177
Special items:
Rationalization and asset impairment charges (2)	1,885	4,163
Acquisition transaction costs (3)	—	1,113
Pension charges and other net gains (4)	(4,273)	4,886
Tax effect of Special items (5)	1,041	(1,561)
Adjusted net income (1)	124,683	82,778
Non-controlling interests in subsidiaries’ income (loss)	1	(44)
Interest expense, net	6,198	5,359
Income taxes as reported	33,611	23,020
Tax effect of Special items (5)	(1,041)	1,561
Adjusted EBIT (1)	$163,452	$112,674

Effective tax rate as reported	21.1%	23.7%
Net special item tax impact	(0.4)%	(0.8)%
Adjusted effective tax rate (1)	20.7%	22.9%

Diluted earnings per share as reported	$2.13	$1.23
Special items per share	(0.03)	0.14
Adjusted diluted earnings per share (1)	$2.10	$1.37

Weighted average shares (diluted)	59,272	60,299

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance and gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)

Pension settlement charges due to lump sum pension payments and other net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).

(5)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2022	2021
Net income as reported	$328,319	$224,730
Rationalization and asset impairment charges	7,549	43,110
Acquisition transaction costs	810	1,113
Pension charges and other net gains	117,343	13,005
Amortization of step up in value of acquired inventories	5,804	—
Tax effect of Special items (2)	(44,586)	(10,179)
Adjusted net income (1)	$415,239	$271,779
Plus: Interest expense, net of tax of $6,178 and $5,904 in 2022 and 2021, respectively	18,364	17,550
Less: Interest income, net of tax of $376 and $396 in 2022 and 2021, respectively	1,113	1,184
Adjusted net income before tax-effected interest	$432,490	$288,145

Invested Capital	March 31, 2022	March 31, 2021
Short-term debt	$150,560	$3,607
Long-term debt, less current portion	715,032	715,328
Total debt	865,592	718,935
Total equity	863,060	803,408
Invested capital	$1,728,652	$1,522,343

Return on invested capital (1)	25.0%	18.9%
(1)	Adjusted net income and Return on invested capital are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES:
Net income	$126,030	$74,177
Non-controlling interests in subsidiaries’ income (loss)	1	(44)
Net income including non-controlling interests	126,031	74,133
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,188	60
Depreciation and amortization	19,891	19,118
Equity earnings in affiliates, net	(113)	(177)
Other non-cash items, net	(7,221)	(697)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(86,120)	(65,795)
Increase in inventories	(55,407)	(42,568)
Increase in trade accounts payable	39,284	42,325
Net change in other current assets and liabilities	6,964	22,171
Net change in other long-term assets and liabilities	(1,407)	(3,308)
NET CASH PROVIDED BY OPERATING ACTIVITIES	43,090	45,262

INVESTING ACTIVITIES:
Capital expenditures	(18,672)	(9,936)
Acquisition of businesses, net of cash acquired	(22,013)	—
Proceeds from sale of property, plant and equipment	569	584
Other investing activities	—	6,500
NET CASH USED BY INVESTING ACTIVITIES	(40,116)	(2,852)

FINANCING ACTIVITIES:
Net change in borrowings	96,308	1,307
Proceeds from exercise of stock options	1,035	2,780
Purchase of shares for treasury	(104,579)	(28,459)
Cash dividends paid to shareholders	(33,361)	(30,999)
NET CASH USED BY FINANCING ACTIVITIES	(40,597)	(55,371)

Effect of exchange rate changes on Cash and cash equivalents	(962)	(2,192)
DECREASE IN CASH AND CASH EQUIVALENTS	(38,585)	(15,153)
Cash and cash equivalents at beginning of period	192,958	257,279
Cash and cash equivalents at end of period	$154,373	$242,126

Cash dividends paid per share	$0.56	$0.51

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2022
Net sales	$534,055	$258,041	$133,352	$—	$925,448
Inter-segment sales	28,156	6,228	3,062	(37,446)	—
Total sales	$562,211	$264,269	$136,414	$(37,446)	$925,448

Net income					$126,030
As a percent of total sales					13.6%

EBIT (1)	$115,303	$35,740	$19,598	$(4,801)	$165,840
As a percent of total sales	20.5%	13.5%	14.4%		17.9%
Special items charges (gains) (3)	(3,735)	1,347	—	—	(2,388)
Adjusted EBIT (2)	$111,568	$37,087	$19,598	$(4,801)	$163,452
As a percent of total sales	19.8%	14.0%	14.4%		17.7%

Three months ended March 31, 2021
Net sales	$425,242	$223,079	$108,700	$—	$757,021
Inter-segment sales	32,748	4,285	2,147	(39,180)	—
Total sales	$457,990	$227,364	$110,847	$(39,180)	$757,021

Net income					$74,177
As a percent of total sales					9.8%

EBIT (1)	$72,177	$14,207	$18,697	$(2,569)	$102,512
As a percent of total sales	15.8%	6.2%	16.9%		13.5%
Special items charges (gains) (4)	4,440	4,609	—	1,113	10,162
Adjusted EBIT (2)	$76,617	$18,816	$18,697	$(1,456)	$112,674
As a percent of total sales	16.7%	8.3%	16.9%		14.9%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $1,885 in International Welding and a $3,735 net gain related to final settlement associated with the termination of a pension plan in Americas Welding.

(4)

Special items in 2021 reflect pension settlement charges of $4,440 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $4,163 in International Welding and acquisition transaction costs of $1,113 in Corporate/Eliminations related to an acquisition.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$425,242	$22,004	$1,745	$84,218	$846	$534,055
International Welding	223,079	(1,024)	17,632	52,190	(33,836)	258,041
The Harris Products Group	108,700	3,142	15,452	6,723	(665)	133,352
Consolidated	$757,021	$24,122	$34,829	$143,131	$(33,655)	$925,448

% Change
Americas Welding		5.2%	0.4%	19.8%	0.2%	25.6%
International Welding		(0.5)%	7.9%	23.4%	(15.2)%	15.7%
The Harris Products Group		2.9%	14.2%	6.2%	(0.6)%	22.7%
Consolidated		3.2%	4.6%	18.9%	(4.4)%	22.2%